Exhibit 5

FOLEY & LARDNER LLP ATTORNEYS AT LAW

777 EAST WISCONSIN AVENUE
MILWAUKEE, WISCONSIN 53202-5306
414.271.2400 TEL
414.297.4900 FAX
www.foley.com
September 19, 2005
Whiting Petroleum Corporation
1700 Broadway, Suite 2300
Denver, CO 80290
Ladies and Gentlemen:
     We have acted as counsel for Whiting Petroleum Corporation, a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of up to an additional $56,000,000 aggregate amount of: (i) unsecured debt securities of the Company, which may be either senior or subordinated and may include additional 7 1/4% Senior Subordinated Notes due 2012 of the Company (the “Debt Securities”) and which may be fully and unconditionally guaranteed (the “Guarantees”) by certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”); (ii) shares of the Company’s common stock, $.001 par value (the “Common Stock”); (iii) shares of the Company’s preferred stock, $.001 par value (the “Preferred Stock”); (iv) warrants to purchase securities of the Company (the “Warrants”); (v) contracts to purchase shares of Common Stock or other securities of the Company (the “Stock Purchase Contracts”); and (vi) units, each comprised of a Stock Purchase Contract and either debt or other securities of the Company or debt obligations of third parties securing the holder’s obligation to purchase securities under the Stock Purchase Contracts (the “Stock Purchase Units” and, together with the Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Warrants and the Stock Purchase Contracts, the “Securities”). The Prospectus provides that it will be supplemented by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).
     As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Amended and Restated Certificate of Incorporation and By-laws, each as amended to date; (iii) the Indenture, dated May 11, 2004, among the Company, the Guarantors listed therein and J.P. Morgan Trust Company, National Association, as trustee (the “2004 Indenture”); (iv) the Subordinated Indenture, dated April 19, 2005, among the Company, the Guarantors listed therein and J.P. Morgan Trust Company, National Association, as trustee (the “Subordinated Indenture”); (v) the form of indenture for senior Debt Securities included as an exhibit to the Registration Statement (the “Senior Indenture” and, together with the 2004 Indenture and the Subordinated Indenture, the “Indentures”); and (vii) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

BOSTON	JACKSONVILLE	NEW YORK	SAN DIEGO/DEL MAR	TAMPA
BRUSSELS	LOS ANGELES	ORLANDO	SAN FRANCISCO	TOKYO
CHICAGO	MADISON	SACRAMENTO	SILICON VALLEY	WASHINGTON, D.C.
DETROIT	MILWAUKEE	SAN DIEGO	TALLAHASSEE	WEST PALM BEACH

September 19, 2005

     In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto, will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Amended and Restated Certificate of Incorporation and not otherwise reserved for issuance.
     Based upon the foregoing, we are of the opinion that:
     1. The Company is validly existing as a corporation under the laws of the State of Delaware.
     2. All requisite action necessary to make any Debt Securities and any Guarantees valid, legal and binding obligations of the Company and the Subsidiary Guarantors, respectively, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:
     a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;
     b. The Board of Directors of each Subsidiary Guarantor, or a committee thereof or one or more officers of such Subsidiary Guarantor, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of the Guarantees and to authorize the issuance and sale of such Guarantees;
     c. The terms of such Debt Securities and, if applicable, Guarantees and of their issuance and sale have been established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any Subsidiary Guarantor and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company or a Subsidiary Guarantor;

September 19, 2005

     d. Such Debt Securities and, if applicable, Guarantees, shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable Indenture; and
     e. Such Debt Securities and, if applicable, such Guarantees, shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
     3. All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable will have been taken when:
     a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and
     b. Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
     4. All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable will have been taken when:
     a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;
     b. A Certificate of Designations with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares shall have been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and
     c. Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
     5. All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

September 19, 2005

     a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;
     b. The terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
     c. Any such warrant agreements shall have been duly executed and delivered;
     d. Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and
     e. Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.
     6. All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:
     a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;
     b. The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;
     c. Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and
     d. Such Stock Purchase Contracts and Stock Purchase Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

September 19, 2005

     We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin, the provisions of the Delaware General Corporation Law and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the State of Wisconsin, the provisions of the Delaware General Corporation Law and the federal laws of the United States. To the extent matters covered by our opinion are governed by the laws of a jurisdiction other than the State of Wisconsin, the provisions of the Delaware General Corporation Law or the federal laws of the United States, we have assumed, without independent investigation, that the applicable laws of such jurisdiction are identical in all relevant respects to the substantive laws of the State of Wisconsin.
     We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is included as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.
Very truly yours,
/s/ Foley & Lardner LLP